Exhibit 99.1
FOR IMMEDIATE RELEASE
MAY 8, 2009

Contact:	Jill McMillan, Manager, Public & Industry Affairs Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com
CROSSTEX ENERGY REPORTS FIRST-QUARTER 2009 RESULTS
DALLAS, May 8, 2009 -— The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) today reported earnings for the first-quarter 2009.
First-Quarter 2009 — Crosstex Energy, L.P. Financial Results
The Partnership realized adjusted cash flow of $51.5 million in the first quarter of 2009, compared with $67.7 million in the first quarter of 2008. Adjusted cash flow is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to net income (loss) in the tables at the end of this news release.
The Partnership reported a net loss of $15.3 million in the first quarter of 2009, compared with net income of $3.7 million in the first quarter of 2008. The first quarter 2009 net loss includes a noncash loss of $4.7 million on the extinguishment of debt compared with other income of $7.1 million included in the first quarter 2008 net income that was related to a settlement of disputed liabilities assumed in an acquisition.
The Partnership’s gross margin for the first quarter of 2009 decreased 11 percent to $83.0 million, compared with $93.3 million in the first quarter of 2008. Gross margin from the Midstream business segment decreased $13.6 million, or 17 percent, to $68.6 million. The decline, which was primarily related to reduced inlet volumes and lower natural gas liquids prices at Crosstex’s processing facilities, was partially offset by increased throughput on the Partnership’s gathering and transmission systems. The decrease was partially offset by an increase in the Treating segment’s gross margin to $14.3 million in the first quarter of 2009 compared with $11.1 million in the first quarter of 2008. The Treating segment’s gross margin increase was primarily related to larger plants installed during the last six months, mainly in the Haynesville shale.
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Crosstex Energy Reports First-Quarter 2009 Results

“Consistent with guidance, our results were negatively impacted by the decline in natural gas liquids prices and a slowdown in drilling activity,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “However, we continue to make progress on our plan to increase liquidity, reduce leverage and improve profitability. With approximately $246 million currently available under our revolving credit agreement, we believe we have sufficient financial flexibility. We are confident that by strengthening our balance sheet, closely managing costs, and focusing on our most valuable assets in the Barnett and Haynesville shale plays, we will be well-positioned as the economy recovers.”
As a result of the Partnership’s focus on expense reduction, during the first quarter of 2009 operating expenses declined $4.4 million, or 12 percent compared with the first quarter of 2008, and general and administrative expenses decreased $1.2 million or eight percent compared with the first quarter of 2008. Depreciation and amortization expense increased $2.7 million in the first quarter of 2009 compared with the first quarter of 2008 due to the Partnership’s greater investment in its North Texas assets. Interest expense declined to $22.3 million in the first quarter of 2009 from $24.6 million in the first quarter of 2008 primarily due to the decrease in the noncash mark to market loss on interest rate swaps.
The net loss per limited partner common unit in the first quarter of 2009 was $1.06 compared with a net loss of $3.61 per common unit in the first quarter of 2008. The 2009 and 2008 losses per limited partner common unit were impacted by the allocation of net income of $34.3 million and $121.1 million, respectively, to the Partnership’s Senior Subordinated D and C Units. The units converted to 4.1 million and 12.8 million common units in the first quarters of 2009 and 2008, respectively. This allocation represents a Beneficial Conversion Feature (BCF) under EITF 98-5 “Accounting for Convertible Securities and Beneficial Conversion Features or Contingently Adjustable Conversion Ratios.” The Senior Subordinated D Units were issued on March 23, 2007, at a discount to the market price of the common units at that date, and could not participate in distributions prior to their conversion to common units on March 23, 2009. The Senior Subordinated C Units were issued on June 29, 2006, at a discount to the market price of the common units at that date, and could not participate in distributions prior to their conversion to common units on February 16, 2008. The BCF allocation is a noncash distribution equal to the discount to the common unit market price that is treated the same way as a cash distribution for earnings per unit computations.
First-Quarter 2009 — Crosstex Energy, Inc. Financial Results
The Corporation reported a net loss of $8.8 million for the first quarter of 2009 compared with net income of $10.7 million for the comparable period in 2008. The Corporation’s loss from continuing operations before income taxes (which includes interest of non-controlling partners in the net income of the Partnership) was $17.2 million in the first quarter of 2009, compared with a loss of $4.2 million in the first quarter of 2008.
In accordance with U.S. accounting standards, the Partnership and Corporation classified certain assets, liabilities, and results of its operations, as discontinued operations for all accounting periods presented. Included in this release are tables of selected financial data where amounts have been reclassified as discontinued operations for each period presented.
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Crosstex Energy Reports First-Quarter 2009 Results

Crosstex to Hold Earnings Conference Call Today
The Partnership and the Corporation will hold their quarterly conference call to discuss first-quarter 2009 results today, May 8, at 10:00 a.m. Central Time (11:00 p.m. Eastern Time). The dial-in number for the call is 1-888-713-4214, and the passcode is 78165883. Callers outside the United States should dial 1-617-213-4866, and the passcode is 78165883. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PJ6QXTV48. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until August 8, 2009, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 66821770. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 5,700 miles of pipeline, 12 processing plants, four fractionators, and approximately 190 natural gas amine-treating plants and dew-point control plants. Crosstex currently provides services for 4.0 billion cubic feet per day of natural gas, or approximately eight percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 33 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
Non-GAAP Financial Information
This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as Distributable Cash Flow and Adjusted Cash Flow. Distributable Cash Flow includes earnings before certain noncash charges, less maintenance capital. Adjusted Cash Flow includes net income before interest, income taxes, depreciation and amortization, stock-based compensation and other miscellaneous noncash items. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.
The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.
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Crosstex Energy Reports First-Quarter 2009 Results

Distributable Cash Flow and Adjusted Cash Flow are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to net income is included among the preceding and following tables.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s future liquidity. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership may not be able to obtain funding due to the deterioration of the credit and capital markets and current economic conditions; (2) the Partnership will not be able to pay cash distributions until its liquidity position improves and it refinances and pays certain of its indebtedness; (3) volatility in natural gas and natural gas liquids prices may occur due to weather and other natural and economic forces; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) customers may increase collateral requirements from the Partnership or reduce business with the Partnership to reduce credit exposure; (8) exposure to fluctuations in commodity prices and interest rates may result in financial losses or reduced income;(9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing and treating operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana and the Gulf Coast of Texas; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
(Tables follow)

Crosstex Energy Reports First-Quarter Results

CROSSTEX ENERGY, L.P.
Selected Financial Data
(All amounts in thousands except per unit numbers)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)
Revenues
Midstream	$352,437	$798,902
Treating	14,312	11,080
Profit on energy trading activities	714	856

	367,463	810,838

Midstream purchased gas	284,506	717,584

Gross margin	82,957	93,254

Operating expenses	31,928	36,342
General and administrative	14,213	15,455
Gain on sale of property	(878)	(260)
Gain on derivatives	(4,336)	(986)
Depreciation and amortization	31,565	28,882

Total	72,492	79,433

Operating income	10,465	13,821

Interest expense, net	(22,289)	(24,562)
Loss on extinguishment of debt	(4,669)	—
Other income (expense)	(50)	7,104

Total other income (expense)	(27,008)	(17,458)

Loss from continuing operations before non-controlling interest and income taxes	(16,543)	(3,637)
Income tax provision	(558)	(343)

Loss from continuing operations, net of tax	(17,101)	(3,980)
Income from discontinued operations	1,795	7,835

Net income (loss)	(15,306)	3,855

Less: Net income attributable to the non-controlling interest	32	144

Net income (loss) attributable to Crosstex Energy, L.P.	$(15,338)	$3,711

General partner interest in net income (loss)	$(940)	$10,650

Limited partners’ interest in net income (loss)	$(14,398)	$(6,939)

Net income (loss) per limited partners’ unit
Basic and diluted common unit	$(1.06)	$(3.61)

Basic and diluted senior subordinated series C unit	$—	$9.44

Basic and diluted senior subordinated series D unit	$8.85	$—

Weighted average limited partners’ units outstanding:
Basic and diluted common units	45,318	34,981

Crosstex Energy Reports First-Quarter Results

CROSSTEX ENERGY, L.P.
Reconciliation of Net Income to Adjusted Cash Flow and Distributable Cash Flow
(All amounts in thousands except ratios and distributions per unit)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)
Net income (loss)	$(15,338)	$3,711
Depreciation and amortization (1)	34,645	32,436
Stock-based compensation	1,606	2,630
Interest expense, net (2)	26,348	28,209
Loss on extinguishment of debt	4,669	—
Taxes and other	(398)	677

Adjusted cash flow	51,532	67,663

Interest (2)(3)	(26,291)	(20,294)
Cash taxes and other	(851)	(67)
Maintenance capital expenditures	(2,095)	(3,592)

Distributable cash flow	$22,295	$43,710

Actual distribution	$—	$40,413
Distribution coverage	—	1.08

Distributions declared per limited partner unit	$—	$0.62

(1)	Excludes minority interest share of depreciation and amortization of $71 for the three months ended March 31, 2009, and $66 for the three months ended March 31, 2008. Includes discontinued operation depreciation and amortization of $3,151 for the three months ended March 31, 2009, and $3,620 for the three months ended March 31, 2008.

(2)	Includes interest allocated to discontinued operations of $4,059 for the three months ended March 31, 2009, and $3,647 for the three months ended March 31, 2008.

(3)	Excludes noncash interest rate swap mark to market and PIK interest expense.

Crosstex Energy Reports First-Quarter Results

CROSSTEX ENERGY, L.P. Operating Data

	Three Months Ended
	March 31,
	2009	2008

Pipeline Throughput (MMBtu/d)
LIG Pipeline & Marketing	894,000	1,054,000
SouthTexas	422,000	392,000
North Texas — Gathering	809,000	563,000
North Texas — Transmission	303,000	322,000
Other Midstream	180,000	212,000

Total Gathering and Transmission Volume (1)	2,608,000	2,543,000

Natural Gas Processed (MMBtu/d)
South Louisiana	630,000	1,458,000
LIG System	250,000	369,000
South Texas	191,000	214,000
North Texas	221,000	177,000

Total Gas Volumes Processed (2)	1,292,000	2,218,000

Realized weighted average Natural Gas Liquids price ($/gallon)	0.66	1.36
Actual weighted average Natural Gas Liquids to Gas ratio	152.4%	198.8%

Commercial Services Volume (MMBtu/d)	113,000	80,000

North Texas Gathering (3)
Wells connected	44	43

Treating Plants in Service and GPM
Treating and DPC plants in service (4)	190	190
Total GPM of treating plants in service (5)	10,092	9,820

(1)	Total Gathering and Transmission Volumes include volumes attributable to assets held for sale.

(2)	Total Gas Volumes Processed include volumes attributable to assets held for sale.

(3)	North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where Crosstex connects multiple wells at a single meter station.

(4)	Treating plants and Dew Point Control (“DPC”) plants in service represents plants in service as of the last day of the period and include assets held for sale.

(5)	Total Gallons per Minute (“GPM”) capacity of amine treating plants in service as of the last day of the period and include assets held for sale.

Crosstex Energy Reports First-Quarter Results

CROSSTEX ENERGY, INC.
Selected Financial Data
(All amounts in thousands except per share numbers)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)
Revenues
Midstream	$352,437	$798,902
Treating	14,312	11,080
Profit on energy trading activities	714	856

	367,463	810,838

Midstream purchased gas	284,506	717,584

Gross margin	82,957	93,254

Operating expenses	31,928	36,345
General and administrative	14,859	16,106
Gain on sale of property	(878)	(260)
Gain on derivatives	(4,336)	(986)
Depreciation and amortization	31,584	28,894

Total	73,157	80,099

Operating income	9,800	13,155

Interest expense, net	(22,289)	(24,492)
Loss on extinguishment of debt	(4,669)	—
Other income (expense)	(21)	7,104

Total other income (expense)	(26,979)	(17,388)

Loss from continuing operations before income taxes	(17,179)	(4,233)
Income tax (provision) benefit	(2,406)	4,186

Loss from continuing operations, net of tax	(19,585)	(47)
Income from discontinued operations-net of tax	1,538	6,680

Net income (loss)	(18,047)	6,633

Less: Interest of non-controlling partners in the Partnership’s net income (loss)	(9,205)	(4,073)

Net income (loss) attributable to Crosstex Energy, Inc.	$(8,842)	$10,706

Net income (loss) per common share:
Basic and diluted	$(0.19)	$0.23

Weighted average shares outstanding:
Basic	46,439	46,262

Diluted	46,439	46,610

Dividends declared per common share	$—	$0.36